Exhibit 5.1

LAW OFFICES OF AARON A. GRUNFELD & ASSOCIATES

10940 WILSHIRE BOULEVARD, 23rd FLOOR

LOS ANGELES, CALIFORNIA 90024

(310) 788-7577

agrunfeld@grunfeldlaw.com

May 6, 2020

Second Sight Medical Products, Inc.

12744 San Fernando Road, Suite 400
Sylmar, California 91342

Re:Second Sight Medical Products, Inc. - Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Second Sight Medical Products, Inc., a California corporation (the “Company”), in connection with the preparation and filing of the prospectus supplement dated May 1, 2020 (the “Prospectus Supplement”), to Registration Statement on Form S-3 (Registration No. 333-221228) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 on October 31, 2017 and declared effective of November 9, 2017, relating to the issuance and sale by the Company of up to 7,500,000 shares of common stock, no par value (the “Common Stock”), of the Company (the “Shares”).

The Shares are to be issued and sold by the Company pursuant to the Underwriting Agreement, dated as of April 30, 2020 (the “Underwriting Agreement”), between the Company and ThinkEquity, a division of Fordham Financial Management, Inc., as representative of the underwriters, the form of which is being filed with the Commission as Exhibit 1.1 to the Company’s Current Report on Form 8-K, filed on the date hereof.

In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents and (iii) received such information from officers and representatives of the Company as we have deemed necessary or appropriate for the purposes of this opinion.

In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinion expressed herein, we have relied upon, and assume the accuracy of, the representations and warranties set forth in the Underwriting Agreement, and certificates and oral or written statements and other information of or from public officials and officers and representatives of the Company.

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares have been duly authorized for issuance, and

Second Sight Medical Products, Inc.

May 6, 2020

when issued and paid for in accordance with the terms and conditions of the Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the applicable provisions of the California Corporations Code (the “CCC”), as currently in effect, and reported judicial decisions interpreting such provisions of the CCC.  We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities or the sale thereof.

The opinion expressed herein is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein. We undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinion expressed herein after that date or for any other reason.

Based on the foregoing we hereby consent to the filing of this letter as an exhibit to the Current Report on Form 8-K of the Company being filed on the date hereof and to the reference to our firm in the Prospectus Supplement and the Registration Statement. In giving this consent, we do not hereby admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date of effectiveness of the Prospectus Supplement and of the Registration Statement unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws after that date.

Very truly yours,

/s/ Law Offices of Aaron A. Grunfeld & Associates

Law Offices of Aaron A. Grunfeld & Associates